SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

H. J. Heinz Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     This filing amends and restates the “Information Regarding Participants” provided in the Schedule 14A that was originally filed by H. J. Heinz Company on March 3, 2006 (SEC Accession Number 0000950103-06-000476).

INFORMATION REGARDING PARTICIPANTS

     H. J. Heinz Company (“Heinz”), its directors and certain of its officers and employees are participants in a solicitation of proxies in connection with Heinz’s upcoming 2006 annual meeting of stockholders. Each of the directors of Heinz and each of the officers and employees of Heinz who are participants in the solicitation are listed below, together with the number of equity securities of Heinz beneficially owned by each of these persons as of April 30, 2006.

Name	Title	Shares of Common Stock Owned (1)(2)(3)(4)(5)

William R. Johnson	Chairman, President, Chief Executive	4,266,500
	Officer and Director

Jeffrey P. Berger	Executive Vice President – Global	654,459
	Foodservice and Chairman – Heinz
	North America Foodservice

Theodore N. Bobby	Senior Vice President and General	191,264
	Counsel

Charles E. Bunch	Director	8,000

Mary C. Choksi	Director	17,980

David A. Ciesinski	Vice President – Office of the	11,281
	Chairman and Strategy

Leonard S. Coleman, Jr.	Director	11,100

Peter H. Coors	Director	11,200

John G. Drosdick	Director	500

Edith E. Holiday	Director	14,671

Candace Kendle	Director	11,900

Edward J. McMenamin	Senior Vice President – Finance and	288,761
	Corporate Controller

Michael D. Milone	Senior Vice President – Australia,	510,590
	New Zealand & Rest of World

David C. Moran	Executive Vice President – President	413,654
	Heinz Consumer Products

Michael Mullen	Director – Global Corporate Affairs	492

C. Scott O’Hara	Executive Vice President – Heinz	3,183
	Europe

Dean R. O’Hare	Director	11,200

Dennis H. Reilley	Director	500

John Runkel	Vice President – Investor Relations	122,239

D. Edward I. Smyth	Senior Vice President and Chief	438,667
	Administrative Officer

Lynn C. Swann	Director	10,317

Thomas J. Usher	Director	22,483

Christopher Warmoth	Senior Vice President –Heinz Asia	60,036

Arthur B. Winkleblack	Executive Vice President and Chief	321,609
	Financial Officer

(1)	Shares listed in this column include all shares in which the named individuals have a present beneficial economic interest, and also include all shares allocated to the accounts of the named individuals under the Company’s Employees Retirement and Savings Plan (W.R. Johnson, 82,804; J.P. Berger, 27,076; T.N. Bobby, 15,141; D.A. Ciesinski, 606; E.J. McMenamin, 14,426; M.D. Milone, 8,142; D.C. Moran, 299; M. Mullen, 20; C.S. O’Hara, 58; J. Runkel, 12,256; D.E.I. Smyth, 23,390; C. Warmoth, 0; and A.B. Winkleblack, 3,061). Each person has both sole voting and sole investment power with respect to the shares listed unless otherwise indicated.

(2)	Shares listed include shares subject to stock options granted under the Company’s stock option plans and exercisable within 60 days following April 30, 2006 (W.R. Johnson, 3,710,689; J.P. Berger, 399,390; T.N. Bobby, 162,334; D.A. Ciesinski, 8,695; E.J. McMenamin, 251,251; M.D. Milone, 450,777; D.C. Moran, 399,390; M. Mullen, 250; C.S. O’Hara, 0; J. Runkel, 81,736; D.E.I. Smyth, 382,709; C. Warmoth, 54,706; and A.B. Winkleblack, 290,559).

(3)	Shares listed include restricted stock units which vest within 60 days of April 30, 2006 (W.R. Johnson, 5,225; J.P. Berger, 1,589; T.N. Bobby, 1,043; D.A. Ciesinski, 1,763; E.J. McMenamin, 982; M.D. Milone, 1,130; D.C. Moran, 1,420; M. Mullen, 222; C.S. O’Hara, 3,125; J. Runkel, 428; D.E.I. Smyth, 1,076; C. Warmoth, 1,167; and A.B. Winkleblack, 1,589).

(4)	Shares listed for Mr. Usher also include 1,000 shares held by a trust of which Mr. Usher is co-trustee and sole beneficiary.

(5)	Shares listed for Mr. Milone include 14,500 shares of the Company’s common stock held by his spouse and minor children, who reside at the same address as Mr. Milone. Shares listed for Mr. Runkel include 14,704 shares of the Company’s common stock held by his spouse, who resides at the same address as Mr. Runkel.

* * *

     Heinz will file a proxy statement in connection with its 2006 annual meeting of stockholders. Heinz stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Heinz’s Internet website at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.